Exhibit 16.1

August 29, 2024

Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

Dear Ladies and Gentlemen:

We have read the statements made by Entero Therapeutics, Inc. (the “Company”) (copy attached), which we understand will be filed with the Securities and Exchange Commission pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K dated August 29, 2024. We agree with the statements concerning our Firm in such Form 8-K.

We have no basis to agree or disagree with other statements made under Item 4.01.

Sincerely,

/s/ Macias Gini & O’Connell LLP

Melville, New York

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